UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2024

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

770 First Avenue, Suite 425
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2024, the Board of Directors (the “Board”) of Mitek Systems, Inc. (the “Company”) increased the number of directors serving on the Board from seven (7) to eight (8) members and appointed James (J.D.) Fay to the Board to fill the resulting vacancy.
Mr. Fay’s term as a member of the Board commenced on October 21, 2024 and expires at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The Board also appointed Mr. Fay to serve as a member of the Audit Committee of the Board.
Mr. Fay will be compensated for his service as a director in accordance with the Company’s policy on non-employee director compensation. In connection with Mr. Fay’s appointment to the Board, the Company intends to enter into an indemnification agreement with Mr. Fay in substantially the same form as the Company has entered into with each of the Company’s existing directors and as previously filed with the Securities and Exchange Commission.
There are no arrangements or understandings between Mr. Fay and any other person pursuant to which he was selected as a director. There has been no transaction, nor is there any currently proposed transaction, between Mr. Fay and the Company that would require disclosure under Item 404(a) of Regulation S-K.
On October 21, 2024, James C. Hale notified the Company of his decision not to stand for re-election at the 2025 Annual Meeting. Mr. Hale will continue to serve as a director until the 2025 Annual Meeting. Mr. Hale’s decision not to stand for re-election at the 2025 Annual Meeting was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. The Board expresses its appreciation for Mr. Hale’s service to the Company and his contributions to the Board.

Item 7.01. Regulation FD Disclosure.
In connection with the appointment of Mr. Fay to the Board, the Company issued a press release on October 22, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.
The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued on October 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

October 22, 2024	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer